                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                         AMENDMENT NUMBER 1 TO FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 26, 1997
                               (OCTOBER 31, 1997)


                                   CHIREX INC.
             (Exact name of registrant as specified in its charter)




       DELAWARE                 0 - 27698                    04-3296309
   (State or other        Commission File number          (I.R.S. Employer
   jurisdiction of                                       Identification No.)
    incorporation
   or organization)


        300 ATLANTIC STREET
             SUITE 402
       STAMFORD, CONNECTICUT                                     06901
(Address of principle executive office)                       (Zip Code)


                                 (203) 351-2300
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 31, 1997, ChiRex Inc. (the "Company" or "ChiRex") and Glaxo Wellcome plc ("Glaxo Wellcome or Glaxo") announced that ChiRex completed its purchase of Glaxo Wellcome's FDA cGMP pharmaceutical production facility at Annan, Scotland ("Annan"). Glaxo Wellcome has received approximately $66 million (40 million pound sterling) for the facility plus an additional payment for certain working capital of approximately $1.6 million (approximately 1 million pound sterling) and ChiRex will initiate the manufacture of certain pharmaceutical intermediates and active ingredients under a five-year contract with Glaxo valued at approximately $450 million. The transaction will be accounted for as a purchase.

On July 7, 1997, ChiRex announced the signing of a letter of intent with Glaxo Wellcome plc to acquire Glaxo Wellcome's FDA cGMP pharmaceutical production facility at Annan, Scotland. As part of the proposed agreement, Glaxo Wellcome would award the Company a five-year contract to supply certain pharmaceutical intermediates and active ingredients worth approximately $450 million. A definitive Asset Purchase Agreement and Supply Agreement were signed by the Company and Glaxo Welcome on September 23, 1997, on essentially the same terms contained in the letter of intent with the closing occurring no later than November 15, 1997.

Under the Asset Purchase Agreement, ChiRex purchased all of the buildings, land and equipment at the 154-acre Annan, Scotland property, encompassing three main production facilities plus certain working capital. Under the Supply Agreement, ChiRex will continue to manufacture most of the products currently made at Annan and plans to invest 20 million pound sterling (approximately $34 million) over five years to accommodate newly contracted products and to modify the facility for general purpose pharmaceutical fine chemical manufacturing.

To finance the acquisition and provide for the general cash requirements of the business, a subsidiary of the Company entered into a senior secured term-loan and revolving credit agreement on October 29, 1997, with Bankers Trust Company allowing it to borrow up to 62 million pound sterling (approximately $100 million) for a five-year period. The credit facility is comprised of a 40 million pound sterling (approximately $65 million) term loan and a 22 million pound sterling (approximately $35 million) revolving credit facility each bearing interest at LIBOR plus 1%. The term-loan facility is repayable in nine equal semi-annual installments beginning in late 1998 and also provides for annual mandatory pre-payments from excess cashflow as defined in the credit agreement. Borrowings under the credit facility are secured by the real and personal property of and guaranteed by the Company and its subsidiaries. The credit agreement contains normal and customary financial covenants and limitations on indebtedness, dividends, capital expenditures and certain other transactions. The Company's existing bank revolving credit facility was repaid and terminated upon signing of the new credit facility.

ChiRex is a Contract Manufacturing Organization serving the outsourcing needs of the pharmaceutical industry through its extensive pharmaceutical fine chemical manufacturing, process development capabilities and proprietary chiral technologies. The Company supports and supplements the in-house development and manufacturing capabilities of its pharmaceutical and biotechnology customers with a broad range of fully-integrated services, accelerating the time from drug discovery to commercialization. ChiRex currently produces over 50 products in its two world-class, FDA cGMP manufacturing facilities in Dudley, Northumberland, England and in Annan, Scotland. ChiRex holds over 50 patents and patent applications in the field of chiral chemistry.

Any statements contained in this Current Report on Form 8-K that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including, but not limited to, product development and market acceptance risks, product manufacturing risks, the impact of competitive products and pricing, the results of current and future licensing and other collaborative relationships, the results of financing efforts, developments regarding intellectual property rights and litigation, risks of product non-approval or delays or post-approval reviews by the FDA or foreign regulatory authorities, and other risks identified in the ChiRex Inc.'s Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. ChiRex undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of the Business Acquired.

Following are the audited financial statements required by Item 7(a) of this Current Report on Form 8-K for the Annan Manufacturing Site of Glaxo Operations UK Limited for the years ended December 31, 1994, 1995 and 1996.

Annan Manufacturing Site of Glaxo Operations UK Limited Audited Financial Statements (pages 7-23 of this document).

                           ANNAN MANUFACTURING SITE OF
                           GLAXO OPERATIONS UK LIMITED




                AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED
                        DECEMBER 31, 1994, 1995 AND 1996

                           Annan Manufacturing Site of
                    Glaxo Operations UK Limited ("the Site")

                Audited Financial Statements for the years ended
                         December 31 1994, 1995 and 1996

                                                                            Page
                                                                            ----

Directors' Statement of Responsibility
in Relation to the Financial Statements                                       1


Report of Independent Accountants                                             2


Statement of Income                                                           4


Balance Sheet                                                                 5


Statement of Cash Flows                                                       6


Statement of Changes in Shareholders' Investment                              7


Notes to Financial Statements                                                 8

                          Annan Manufacturing Site of
                    Glaxo Operations UK Limited ("the Site")


DIRECTORS' STATEMENT OF RESPONSIBILITY IN RELATION TO THE FINANCIAL STATEMENTS


The directors of Glaxo Operations UK Limited have prepared financial statements for each period which present fairly, in all material respects, the state of affairs of the Site as at the end of the period and of the net income for that period. The directors confirm that suitable accounting policies have been applied consistently in the preparation of the financial statements, supported by reasonable and prudent judgements and estimates as necessary; applicable Accounting Standards in the United Kingdom have been followed, and the financial statements have been prepared on the going concern basis.

The directors are responsible for ensuring the maintenance of proper accounting records, which disclose with reasonable accuracy the financial position of the Site at any time and from which financial statements can be prepared. They are also responsible for ensuring the operation of systems of internal control for safeguarding the assets of the Site and preventing and detecting fraud and other irregularities.


On behalf of the Board of Glaxo Operations UK Limited.




Director: /s/ David Pulman          Date: November 13, 1997

         REPORT OF INDEPENDENT ACCOUNTANTS TO THE BOARD OF DIRECTORS OF
                           GLAXO OPERATIONS UK LIMITED


We have audited the accompanying special purpose "carve-out" balance sheets of the Annan Manufacturing Site of Glaxo Operations UK Limited, (the "Site"), as at December 31 1995 and 1996 and the related statements of income, cash flows and changes in shareholders' investment for each of the three years in the period ended December 31 1996 expressed in pounds sterling set out on pages 4 to 15.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit.


BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards generally accepted in the United Kingdom which are substantially the same as those followed in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Site's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

In our opinion the financial statements present fairly, in all material respects, the financial position of the Site at December 31 1995 and 1996 and the results of its operations and cash flows for the three years ended December 31 1996 in conformity with the basis of preparation set out in Note 1 and accounting principles generally accepted in the United Kingdom as applied to that basis.

         REPORT OF INDEPENDENT ACCOUNTANTS TO THE BOARD OF DIRECTORS OF
                     GLAXO OPERATIONS UK LIMITED - continued



Accounting principles generally accepted in the United Kingdom differ in certain respects from those generally accepted in the United States. Application of the latter would have affected the determination of net income and shareholders' investment, expressed in pounds sterling, for the years ended December 31, 1995 and 1996 to the extent summarised in Note 9 to the financial statements.




/s/ Coopers & Lybrand
Chartered Accountants and Registered Auditors
London
November 13, 1997

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                               STATEMENT OF INCOME


                                                      NOTES
                                                      -----
                                                                   DEC 31                  DEC 31                DEC 31
                                                                    1994                    1995                  1996
                                                             POUND STERLING '000    POUND STERLING '000    POUND STERLING '000
Revenues                                                3          18,525                  13,282                18,466
                                                                   ----------------------------------------------------
Costs and Operating Expenses:
      Cost of revenues                                  4          15,726                  10,184                16,194
      Selling, general and administrative
      expenses                                          1             862                     910                   958
                                                                   ----------------------------------------------------
                                                                   16,588                  11,094                17,152
                                                                   ----------------------------------------------------
Operating Income before Provision for
Income Taxes                                                        1,937                   2,188                 1,314
Provision for Income Taxes                              5             361                     634                   551
                                                                   ----------------------------------------------------

Net Income                                                          1,576                   1,554                   763
                                                                   ----------------------------------------------------

All the above transactions relate to continuing activities.

The Site has no recognised gains or losses other than the income above, and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between operating income before income taxes and the retained income for the year and their historical cost equivalents.




    The accompanying notes are an integral part of these financial statements

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED

                                  BALANCE SHEET


                                                    NOTES         DEC 31                DEC 31
ASSETS                                                             1995                  1996
                                                           POUND STERLING '000    POUND STERLING '000
Current Assets:
      Cash                                                            17                     71
      Accounts receivable from
         Glaxo Operations UK Limited                                  --                     57
      Inventories                                      6           8,377                  6,196
      Prepaid expenses and other debtors                             595                    459
                                                                  -----------------------------
                                                                   8,989                  6,783

Property, Plant and Equipment, Net                     7          26,852                 25,314
                                                                  -----------------------------
                                                                  35,841                 32,097
                                                                  -----------------------------



LIABILITIES AND SHAREHOLDERS'
INVESTMENT

Current Liabilities:
      Accounts payable                                               257                     91
      Accounts payable to Glaxo
         Operations UK Limited                                     2,827                     --
      Distributions payable to
         Glaxo Operations UK Limited                               1,554                    763
      Accrued payroll and employee
         benefits                                                    247                    264
      Accrued Corporation tax                                        451                    516
      Other accrued expenses                                         273                    196
                                                                  -----------------------------
                                                                   5,609                  1,830
      Deferred Corporation Tax                         5             232                    267

Shareholders' Investment:
      Parent company investment                        1          30,000                 30,000
                                                                  -----------------------------
                                                                  35,841                 32,097
                                                                  -----------------------------

    The accompanying notes are an integral part of these financial statements

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED

                             STATEMENT OF CASH FLOWS


                                                       NOTES
                                                       -----
                                                                      DEC 31                DEC 31                DEC 31
                                                                       1994                  1995                  1996
                                                               POUND STERLING '000   POUND STERLING '000   POUND STERLING '000

OPERATING INCOME BEFORE INTEREST                                       1,937                 2,188                 1,314
Depreciation                                                           2,160                 2,403                 2,589
(Profit)/loss on sale of fixed assets                                     --                    (5)                   --
Decrease/(increase) in inventories                                     2,351                (4,460)                2,181
(Increase)/decrease in accounts receivable
from Glaxo Operations UK Limited                                      (2,601)                3,771                (2,884)
(Increase)/decrease in prepaid expenses and
other debtors                                                             (8)                 (383)                  136
Increase/(decrease) in accounts payable and
accrued expenses                                                         165                   184                  (226)
                                                                      --------------------------------------------------

NET CASH INFLOW FROM OPERATING ACTIVITIES                              4,004                 3,698                 3,110

TAXATION PAID                                                           (264)                 (364)                 (451)

CAPITAL EXPENDITURE                                                   (3,199)               (1,753)               (1,051)

Payments to acquire property plant
and equipment                                                         (3,199)               (1,769)               (1,051)
Proceeds from sale of property plant
and equipment                                                             --                    16                    --

Distributions paid to Glaxo Operations
UK Limited                                                              (537)               (1,576)               (1,554)
                                                                      --------------------------------------------------

INCREASE IN CASH                                         10                4                     5                    54
                                                                      --------------------------------------------------


    The accompanying notes are an integral part of these financial statements

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED

                STATEMENT OF CHANGES IN SHAREHOLDERS' INVESTMENT


                                                                  PARENT
                                                                  COMPANY
                                                                 INVESTMENT
                                                             POUND STERLING '000

BALANCE JANUARY 1, 1994                                            30,000
Net Income                                                          1,576
Distribution payable to Glaxo Operations UK Limited                (1,576)
                                                                   ------

BALANCE DECEMBER 31, 1994                                          30,000
Net Income                                                          1,554
Distribution payable to Glaxo Operations UK Limited                (1,554)
                                                                   ------

BALANCE DECEMBER 31, 1995                                          30,000
Net Income                                                            763
Distribution payable to Glaxo Operations UK Limited                  (763)
                                                                   ------

BALANCE DECEMBER 31, 1996                                          30,000
                                                                   ------

   The accompanying notes are an integral part of these financial statements.

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                          NOTES TO FINANCIAL STATEMENTS

1.    BASIS OF PREPARATION OF FINANCIAL STATEMENTS

      The accompanying financial statements of the Annan Manufacturing Site of Glaxo Operations UK Limited ("the Site") have been "carved-out" from historical books and records of Glaxo Operations UK Limited as if the Site was a stand-alone entity, in accordance with the sale agreement dated October 31 1997 between Glaxo Operations UK Limited and ChiRex Incorporated. The financial statements have been prepared in conformity with Generally Accepted Accounting Principles in the United Kingdom ("UK GAAP") and are presented under the historical cost convention.

      The accompanying financial statements do not represent UK statutory financial statements as the Site is part of Glaxo Operations UK Limited. Certain reclassifications and changes in presentation have been made in order to conform more closely with presentation and disclosure requirements applicable in the United States.

      The statutory accounts of Glaxo Operations UK Limited for the period ended December 31 1996, on which the auditors' report was unqualified, are the latest accounts to have been delivered to the Registrar of Companies in England and Wales.

      The ultimate parent company of Glaxo Operations UK Limited was Glaxo Wellcome plc, a company incorporated under the laws of England, throughout the period of these financial statements.

      The accounting adjustments necessary to prepare the financial statements include:-

      Revenue Recognition

      The Site recognises revenues upon shipment of its products. For the purpose of these financial statements, shipments to other Glaxo Wellcome entities, including shipments to other sites owned by Glaxo Operations UK Limited, have been priced at standard cost plus a mark up of ten per cent.

      Corporate Services

      For the purpose of these financial statements the costs of corporate services provided by Glaxo Operations UK limited have been included. The services include administration, information technology, technical support, centralised cash handling and management. The Directors believe that the corporate service fee allocated to the Site is representative of the services it has consumed.

                                                           YEAR ENDED
                                                           DECEMBER 31

                                        1994                  1995                  1996
                                 POUND STERLING '000   POUND STERLING '000   POUND STERLING '000
      Management Fees                    862                   910                   958
                                         ---                   ---                   ---

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                    NOTES TO FINANCIAL STATEMENTS - continued


      Parent Company Investment

      The Parent Company Investment of pound sterling 30 million represents the portion of the net amount advanced by Glaxo Operations UK Limited which the Directors regard as being their long term investment in the Site.

      Corporation Tax

      The Directors have calculated the tax charge on bases that would not be materially different from calculating such balances as if the Site filed a separate tax return. In assessing the potential liability to deferred taxation, the tax written down value of Property, Plant and Equipment at January 1 1994 has been determined on a pro rata basis.

2.    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Operations

      The Site manufactures products used by Glaxo Wellcome in the production of medicines. It forms part of Glaxo Operations UK Limited, a subsidiary undertaking of Glaxo Wellcome plc.

      Inventories

      Inventories are stated at the lower of cost (on an average cost basis) or market value and include materials, labour and manufacturing overhead.

      Property, Plant and Equipment

      The costs of additions and improvements are capitalised, while maintenance and repairs are charged to expense as incurred. Depreciation is calculated to write off the cost of property, plant and equipment, excluding freehold land, in equal annual instalments over its expected useful life. The normal expected lives of the major categories of property, plant and equipment are:

      Freehold Buildings                        25 to 50 years
      Plant and Machinery                       10 to 20 years
      Fixtures and Equipment                     3 to 10 years

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                    NOTES TO FINANCIAL STATEMENTS - continued


      On disposal of property, plant and equipment, the cost and related accumulated depreciation is removed from the accounts and the net amount, less any proceeds, is taken to the statement of income as realised gains/(losses).

      Foreign Currency

      Foreign currency transactions are booked at the exchange rate ruling on the date of the transaction. Exchange gains/losses which arise are included in the accompanying statement of income. They are not material for all periods presented.

      Retirement Benefits

      The cost of providing pension benefits is charged to the income and expenditure statement on a systematic and rational basis over the period during which benefit is derived from employees' services.

      Deferred Taxation

      Deferred taxation, calculated using the liability method, is accounted for taxation deferred or accelerated by reason of timing differences. Taxation deferred or accelerated by reason of short term and other timing differences is accounted for to the extent that it is possible that a liability or asset will crystallise.

3.    REVENUES

      The Company is engaged in one business segment, the manufacture of ethical pharmaceuticals. All sales are to Glaxo Wellcome entities in the United Kingdom.



4.    COSTS AND OPERATING EXPENSES

                                                            YEAR ENDED
                                                            DECEMBER 31
                                        1994                  1995                  1996
                                 POUND STERLING '000   POUND STERLING '000   POUND STERLING '000
STAFF COSTS
Wages and Salaries                     4,427                 4,385                 4,290
Social Security Costs                    454                   447                   438
Pensions                                 595                   182                   184
                                       -------------------------------------------------
                                       5,476                 5,014                 4,912
                                       -------------------------------------------------

Depreciation                           2,160                 2,403                 2,589
                                       -------------------------------------------------

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                   NOTES TO FINANCIAL STATEMENTS - (continued)


      Pension Costs

      The employees at the Site are members of the Glaxo Wellcome Pension Scheme. The pension expense reflects the Site's share of the pension cost incurred for all participants in the Glaxo Wellcome Pension Scheme. Contributions are made to funded defined benefit schemes and to funded defined contribution schemes. The funds of these schemes are administered by Trustees and are kept separate from those of the Group.

      The excess of payment of contributions to the pension fund, over accumulated pension costs is included in "Prepaid expenses and other debtors" in the balance sheet. At December 31 1996, the Pension Prepayment was pound sterling 372k, (1995 pound sterling 556k, 1994 pound sterling
      152k).

      An actuarial valuation for funding purposes was carried out as at March 31 1995. Following this valuation, contributions to the scheme by the Site have been suspended.

      Pension costs for accounting purposes have been derived using the projected unit method and by spreading the surpluses in the schemes over the average expected remaining service lives of their respective memberships. The pension cost calculations have been carried out on the basis of an assumed investment return of 8.5 per cent per annum, increases in pensions of 4 per cent per annum, increases in salaries of 6 per cent per annum (plus an allowance for promotion) and UK equity dividend growth of 4 per cent per annum.

      By reference to these assumptions, the actuarial value of the schemes' total assets as at March 31 1995 represented 135 per cent of the actuarial value of all benefits accrued to members as at that date, after allowing for future salary and pension increases. The total market value of the assets at that date was pound sterling 1,892 million.

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                    NOTES TO FINANCIAL STATEMENTS - continued


5.    CORPORATION TAXES

      The components of Corporation taxes are as follows:

                                                                  YEAR ENDED
                                                                  DECEMBER 31
                                               1994                  1995                  1996
                                        POUND STERLING '000   POUND STERLING '000   POUND STERLING '000

      UK Corporation tax payable                364                   451                   516
      UK  Corporation tax deferred
      - on results for period                    (3)                  183                    35
                                                -----------------------------------------------
                                                361                   634                   551
                                                -----------------------------------------------

      The Corporation tax rate in the three years to December 31 1996 was 33%.

      Deferred Corporation taxes in the accompanying balance sheet consist of the following:

                                                           DEC 31                DEC 31
                                                            1995                  1996
                                                     POUND STERLING '000   POUND STERLING '000
      Amount Provided

            Accelerated Capital Allowances                    49                   144
            Pensions                                         183                   123
                                                             232                   267

      Full Potential Liability

            Accelerated Capital Allowances                 4,019                 3,997
            Pensions                                         183                   123
                                                           4,202                 4,120

      Prima facie tax reconciliation

                                                                                    YEAR ENDED
                                                                                    DECEMBER 31
                                                                 1994                  1995                  1996
                                                          POUND STERLING '000   POUND STERLING '000   POUND STERLING '000
      Actual tax charge                                           361                   634                   551
      The actual tax charge differs from the prima facie
      tax charge as follows:
      Deferred tax not provided on fixed assets                   278                    90                  (118)
                                                                 ------------------------------------------------
                                                                  639                   724                   433
                                                                 ------------------------------------------------

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                    NOTES TO FINANCIAL STATEMENTS - continued


6.    INVENTORIES

                                                          DEC 31                DEC 31
                                                           1995                  1996
                                                    POUND STERLING '000   POUND STERLING '000
            Raw materials and supplies                     1,820                 1,455
            Work in process                                4,614                 1,632
            Finished goods                                 1,943                 3,109
                                                          ----------------------------
                                                           8,377                 6,196
                                                          ----------------------------

7.    PROPERTY, PLANT AND EQUIPMENT

                                                          DEC 31                DEC 31
                                                           1995                  1996
                                                    POUND STERLING '000   POUND STERLING '000
            Property, plant and equipment at cost         61,096                61,976
            Less:  Accumulated depreciation               34,244                36,662
                                                          ----------------------------
                                                          26,852                25,314
                                                          ----------------------------


8.    SUBSEQUENT EVENT

      On October 31 1997, Glaxo Operations UK limited sold the Annan Manufacturing Site to ChiRex (Annan) Limited. Under the sale agreement, the only assets and liabilities being transferred to ChiRex (Annan) Limited comprise Property, Plant and Equipment and stocks of raw materials and work in process.

      Employees of the Site retain their pension rights accrued up to the date of the sale The benefit of any pension surplus will remain within the Glaxo Wellcome Pension Scheme.

      Glaxo Operations UK Limited has entered into a supply agreement with ChiRex (Annan) Limited and ChiRex (Holdings) Limited for the supply of intermediate products from the Site for a five year period commencing from October 30 1997.

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                    NOTES TO FINANCIAL STATEMENTS - continued


9.    RECONCILIATION TO "US GAAP"

      The financial statements are prepared in accordance with UK GAAP which differs in certain significant respects from Generally Accepted Accounting Principles in the United States ("US GAAP").

      The approximate effect of applying US GAAP principles to net income and shareholders' investment is set out below.


                                                     DEC 31                DEC 31                DEC 31
                                                      1994                  1995                  1996
                                               POUND STERLING '000   POUND STERLING '000   POUND STERLING '000
      NET INCOME UNDER UK GAAP                        1,576                 1,554                  763
      Deferred taxation                                (278)                  (90)                 118
                                                      ------------------------------------------------
      NET INCOME UNDER US GAAP                        1,298                 1,464                  881
                                                      -----                 -----                  ---
                                                                           DEC 31                DEC 31
                                                                            1995                  1996
                                                                     POUND STERLING '000   POUND STERLING '000

      SHAREHOLDERS' INVESTMENT UNDER UK GAAP                               30,000               30,000
      Deferred taxation                                                    (3,970)              (3,852)
                                                                           ------               ------
      SHAREHOLDERS' INVESTMENT UNDER US GAAP                               26,030               26,148
                                                                           ------               ------

      DEFERRED TAXATION

      Under UK GAAP, deferred taxation is only accounted for to the extent that it is probable that taxation liabilities or benefits will crystallise. Under US GAAP, deferred taxation is accounted for in full on all timing differences.

      STATEMENT OF CASHFLOWS

      Under US GAAP, tax paid would form part of operating cash flow. Under UK GAAP, cash for the purposes of the statement of cash flows is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand.

             ANNAN MANUFACTURING SITE OF GLAXO OPERATIONS UK LIMITED
                    NOTES TO FINANCIAL STATEMENTS - continued


10.   CASH

                                                             POUND STERLING '000
BALANCE - JANUARY 1, 1994                                               8
Cash flow during year                                                   4
                                                                    -----

BALANCE - DECEMBER 31, 1994                                            12
Cash flow during year                                                   5
                                                                    -----

BALANCE - DECEMBER 31, 1995                                            17
Cash flow during year                                                  54
                                                                    -----

BALANCE - DECEMBER 31, 1996                                            71
                                                                    -----

(b) Pro Forma Financial Statements.

The following unaudited pro forma combined balance sheets and statements of operations of the Company and the Annan Manufacturing Site of Glaxo Operations UK Limited required by Item 7(b) of this Current Report on Form 8-K are based on the historical balance sheet and statements of operations of the Company as of and for the nine-months ended September 30, 1997 and for the year ended December 31, 1996, adjusted to give effect to (i) the acquisition of the Annan, Scotland facility (the "Acquisition"), (ii) the disposition of the acetaminophen business (the "Disposition"), (iii) the merger of a subsidiary of the Company with and into ChiRex America Inc. (formerly SepraChem Inc.) (the "Merger") and (iv) the acquisition of ChiRex (Holdings) Limited, the corporate parent of ChiRex Limited (formerly Sterling Organics Limited) (the "Contribution"), as if all events had occurred as of September 30, 1997, for the Pro Forma Combined Balance Sheet (to the extent such transactions have not already been reflected), and as of January 1, 1996 for the Pro Forma Combined Statements of Operations. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The Annan facility will undergo a major reconditioning program during 1998 which will reconfigure this location into a general purpose pharmaceutical fine chemical manufacturing plant. Also, the voluntary disposition of the acetaminophen business was timed to take advantage of increased core production activity within the Company's manufacturing facilities, and the associated benefit of additional overhead absorption. The Company has also announced and implemented a 4% cost reduction program. The following combined pro forma statements of operations do not show the effect of these facts.

The combined pro forma statements of operations are not necessarily indicative of future operating results or what the Company's results of operations would actually have been had the Acquisition, Disposition, Merger and Contribution occurred on January 1, 1996. The pro forma combined balance sheet and statement of operations should be read in conjunction with the historical financial statements of the Company.

CHIREX INC.
 PRO FORMA COMBINED BALANCE SHEET AND
 PRO FORMA COMBINED STATEMENTS OF OPERATIONS (13)
 (IN THOUSANDS)

PRO FORMA COMBINED BALANCE SHEET                                                    ANNAN
 AS OF SEPTEMBER 30, 1997                                                         MAN. SITE
                                                                                  GLAXO OPER.     PRO FORMA
                                                                 CHIREX INC.      UK LIMITED     ADJUSTMENTS             PRO FORMA
                                                                  ---------       ---------       ---------              ---------
ASSETS
Current Assets:
     Cash                                                         $   1,945       $      11       $     (11)(1)          $   1,945
     Trade and other receivables                                     14,007           4,821          (4,743)(1)             14,085
     Inventories                                                     24,613          10,198          (6,949)(1)(2)         27,862
     Other current assets                                             6,291             137             (16)(1)              6,412
                                                                  ---------       ---------       ---------              ---------
         Total current assets                                        46,856          15,167         (11,720)                50,304
Property, plant and equipment, net                                   51,817          36,845          27,779(2)             116,441
Other non-current assets                                              2,004              --             969(3)               2,973
Intangible assets, net                                               27,730              --              --                 27,730
                                                                  ---------       ---------       ---------              ---------
     TOTAL ASSETS                                                 $ 128,407       $  52,013       $  17,028              $ 197,448
                                                                  =========       =========       =========              =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                             $   7,742       $   1,301       $  (1,301)(1)          $   7,742
     Accrued expenses                                                 7,395             987            (740)(1)              7,642
     Income taxes payable                                             4,388           1,165          (1,165)(1)              4,388
     Deferred income taxes                                            2,227              --              --                  2,227
                                                                  ---------       ---------       ---------              ---------
         Total current liabilities                                   21,752           3,453          (3,205)                21,999
Long-term debt                                                        2,916              --          68,794(3)              71,710
Deferred income taxes                                                 7,593           6,315          (6,315)(1)              7,593
Deferred income                                                       3,488              --              --                  3,488
                                                                  ---------       ---------       ---------              ---------
     Total liabilities                                               35,749           9,768          59,273                104,790
                                                                  ---------       ---------       ---------              ---------
Stockholders' equity:
     Common stock                                                       118              --              --                    118
     Additional paid-in capital                                     100,562          42,245         (42,245)(1)(4)         100,562
     Retained earnings                                              (10,672)             --              --                (10,672)
     Cumulative translation adjustment                                2,650              --              --                  2,650
                                                                  ---------       ---------       ---------              ---------
         Total stockholders' equity                                  92,658          42,245         (42,245)                92,658
                                                                  =========       =========       =========              =========
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 128,407       $  52,013       $  17,028              $ 197,448
                                                                  =========       =========       =========              =========

 PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                                                 CHIREX INC.        ANNAN
                                                                 NINE MONTHS      MAN. SITE
                                                                    ENDED         GLAXO OPER.     PRO FORMA
                                                              SEPTEMBER 30, 1997  UK LIMITED     ADJUSTMENTS             PRO FORMA
                                                                  ---------       ---------       ---------              ---------
Revenues:
     Product sales                                                $  67,691       $  17,545       $  (6,987)(5)          $  78,249
     License fee and royalty income                                     577              --              --                    577
                                                                  ---------       ---------       ---------              ---------
         Total revenues                                              68,268          17,545          (6,987)                78,826
                                                                  ---------       ---------       ---------              ---------
Costs and expenses:
     Cost of goods sold                                              50,276          14,249          (4,678)(6)(7)(8)       59,847
     Research and development                                         3,814              --             (33)(9)              3,781
     Selling, general and administrative                              7,324           1,176            (116)(10)             8,384
     Proceeds from disposition of acetaminophen business             (6,308)             --              --                 (6,308)
     Restructuring and other costs                                   12,901              --              --                 12,901
                                                                  ---------       ---------       ---------              ---------
         Total operating expenses                                    68,007          15,425          (4,827)                78,605
                                                                  ---------       ---------       ---------              ---------
Operating income (loss)                                                 261           2,120          (2,160)                   220
Interest expense                                                         64              --           4,334(11)              4,398
                                                                  ---------       ---------       ---------              ---------
Income (loss) before income taxes                                       197           2,120          (6,494)                (4,177)
Provision for income taxes                                               93             668          (2,058)(12)            (1,297)
                                                                  ---------       ---------       ---------              ---------
Net income (loss)                                                 $     104       $   1,452       $  (4,436)             $  (2,880)
                                                                  =========       =========       =========              =========

 PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                  CHIREX INC.       ANNAN
                                                CHIREX INC.     JANUARY 1, 1996   MAN. SITE
                                                YEAR ENDED         THROUGH        GLAXO OPER.     PRO FORMA
                                             DECEMBER 31, 1996  MARCH 11, 1996    UK LIMITED     ADJUSTMENTS             PRO FORMA
                                                 ---------        ---------       ---------       ---------              ---------
 Revenues:
      Product sales                              $  73,440        $  15,212       $  29,037       $ (27,885)(5)          $  89,804
      License fee and royalty income                 1,175               --              --              --                  1,175
                                                 ---------        ---------       ---------       ---------              ---------
          Total revenues                            74,615           15,212          29,037         (27,885)                90,979
                                                 ---------        ---------       ---------       ---------              ---------
 Costs and expenses :
      Cost of goods sold                            56,508           12,564          25,464         (22,049)(6)(7)(8)       72,487
      Research and development                       3,517              558              --            (130)(9)              3,945
      Selling , general and administrative           8,876            1,300           1,506            (239)(10)            11,443
      Write-off of in-process research
          and development                            5,790               --              --              --                  5,790
      Compensation related to stock plans            5,611               --              --              --                  5,611
                                                 ---------        ---------       ---------       ---------              ---------
          Total operating expenses                  80,302           14,422          26,971         (22,418)                99,277
                                                 ---------        ---------       ---------       ---------              ---------
 Operating income (loss)                            (5,687)             790           2,066          (5,467)                (8,298)
 Interest expense                                      755              690              --           5,106(11)              6,551
                                                 ---------        ---------       ---------       ---------              ---------
 Income (loss) before income taxes                  (6,442)             100           2,066         (10,573)               (14,849)
 Provision for income taxes                          1,867               33             681          (3,415)(12)              (834)
                                                 ---------        ---------       ---------       ---------              ---------
 Net income (loss)                               $  (8,309)       $      67       $   1,385       $  (7,158)             $ (14,015)
                                                 =========        =========       =========       =========              =========

Pro Forma Adjustments to the Pro Forma Combined Balance Sheet and Statements of Operations as of and for the nine-month period ended September 30, 1997 and for the year ended December 31, 1996 consist of:

(1) Eliminate assets not purchased and liabilities not assumed from Glaxo wellcome related to the Annan facility.

(2) Adjust book value of inventory, engineering stores and property, plant and equipment to fair market value of approximately $68 million.

(3) Borrowings under term loan and revolving credit facility to finance the purchase of the Annan facility and capitalization of related financing costs.

(4) Eliminate Glaxo Wellcome's remaining net equity in the Annan facility.

(5) Reduction in revenues related to the sale of acetaminophen based on actual sales of such product prior to the Disposition in each period.

(6) Reduction of costs of goods sold includes costs associated with the production of acetaminophen based on actual costs of such product prior to the Disposition of $6.020 million for the nine-month period ended September 30, 1997 and $23.879 million for the year ended December 31, 1996.

(7) Increase in depreciation expense of $1.077 million for the nine months ended September 30, 1997 and $1.378 million for the year ended December 31, 1996 reflecting the increased property, plant and equipment valuation of Annan, and increase in depreciation expense of ChiRex (Holdings) Limited related to the period prior to the Contribution of $112 thousand.

(8) Increased pension costs of $265 thousand for the nine months ended September 30, 1997 and $340 thousand for the year ended December 31, 1996 resulting from the purchase of Annan due to the Company's inability to share in the benefit of the overfunded status of the Glaxo Wellcome pension plan.

(9) Reduction of research and development costs associated with the production of acetaminophen based on actual costs.

(10) Reduction of selling, general and administrative costs associated with acetaminophen based on actual costs of such product prior to the Disposition in each period offset by an increase in amortization of goodwill of $225 thousand related to the period prior to the Contribution in the year ended
December 31, 1996.

(11) Additional interest expense and amortization of deferred financing costs on borrowings to finance the purchase of the Annan facility offset by a reduction in interest expense of $440 thousand related to debt retired in connection with the Contribution in the year ended December 31, 1996.

(12) Income tax effect of pro forma adjustments, excluding amortization of goodwill in the year ended December 31, 1996, which is not deductible for tax purposes.

(13) Exchange rates used in the preparation of the pro forma financial statements were $1.6156 to 1 pound sterling for the balance sheet as of September 30, 1997, $1.6382 to 1 pound sterling for the statement of operations for the nine months ended September 30, 1997 and $1.5725 to 1 pound sterling for the year ended December 31, 1996.

(e)  Exhibits

The exhibits listed in the accompanying Exhibit Index have been filed pursuant to Item 7(c) or Current Report on Form 8-K.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CHIREX INC.




Date: November 26, 1997             By: /s/ Michael A. Griffith
                                       ---------------------------
                                    Michael A. Griffith
                                    Chief Financial Officer
                                    and Secretary

EXHIBIT INDEX


Exhibit Number                  Description
--------------                  -----------

2.1(*)(t)                       Asset Purchase Agreement between ChiRex Inc. and
                                Glaxo Wellcome plc

4.1(t) Facilities Agreement between ChiRex (Holdings) Limited and Bankers Trust Company

4.2(t)                          Pledge Agreement between ChiRex Inc. and Bankers
                                Trust Company

10.1(*)(t)                      Supply Agreement between ChiRex Inc. and Glaxo
                                Wellcome plc

99.1(t)                         ChiRex Inc. press release dated October 31, 1997

----------
* Certain portions of this exhibit have been omitted and are subject to a confidential treatment request. The omitted portions have been filed separately with the Securities and Exchange Commission.

t Previously filed.